                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES

Pricing Supplement No. 31                                   Trade Date: 05/04/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/10/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is May 8, 2001

        CUSIP
          or
      Common Code       Principal Amount     Interest Rate      Maturity Date       Price to Public
      -----------       ----------------     -------------      -------------       ---------------
       91131UBG8          $8,933,000.00          5.50%            11/15/06                100%

    Interest Payment
       Frequency                               Subject to      Dates and terms of redemption
      (begin date)      Survivor's Option      Redemption      (including the redemption price)
    ----------------    -----------------      ----------      --------------------------------
        11/15/01               Yes                Yes               100%            05/15/02
     semi-annually                                                  semi-annually thereafter

                          Discounts and
    Proceeds to UPS        Commissions        Reallowance            Dealer            Other Terms
    ---------------       -------------       -----------            ------            -----------
     $8,839,203.50          $93,796.50           $1.50           ABN AMRO, Inc.